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                                                                  Exhibit 99.10


                                                              February 19, 1999

          MEMORANDUM TO PARTICIPANTS IN EMPLOYEE STOCK PURCHASE PLAN

TO: Participants in Building One Services Corporation's 1997 Employee Stock Purchase Plan (the "ESPP")

FROM:   Building One Services Corporation

RE:     Tender of Shares in the Building One Services Corporation Offer

  We have prepared the following questions and answers for your convenience. Please review this information together with the Offer to Purchase and other documents printed on blue paper. If, after reviewing the information provided, you have additional questions, please call American Stock Transfer & Trust Company at 800/278-4353.

1. WHAT IS THE OFFER?

  We are offering to purchase 24,365,891 shares of our common stock ("Shares") at $25.00 per Share. This offer will be open until it expires at 5:00 p.m., New York City time, on March 24, 1999, unless we extend the offer.

  We are permitting you to tender in this offer any Shares that you acquired through the ESPP. This memorandum explains how you, as a participant in the ESPP, can participate in the offer with respect to Shares held in your ESPP account if you so choose.

  The offer, which is subject to a number of conditions, is fully described in the Offer to Purchase dated February 19, 1999 and the related Letter of Transmittal provided to you. Please read these documents carefully, together with the following materials also printed on blue paper:


  . a "Notice to Participants in the Building One Services Corporation's 1997 Employee Stock Purchase Plan" from American Stock Transfer & Trust Company, the agent for the ESPP (the "ESPP Agent"); and

  . the "Tender Instruction Form for Shares in Building One Services Corporation's 1997 Employee Stock Purchase Plan."

  Please remember that neither our company nor our Board of Directors is making any recommendation as to whether you should participate in the offer. You must make your own decision.

  You must carefully follow the instructions below and in the Tender Instruction Form for Shares in Building One Services Corporation's 1997 Employee Stock Purchase Plan if you want to tender the Shares held in your ESPP account. Failure to follow such instructions properly may make you ineligible to tender such Shares in the offer.

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2. MAY I STILL TENDER MY SHARES IN THE ESPP EVEN THOUGH THEY ARE SUBJECT TO THE
   RESTRICTION ON SALE BECAUSE I ACQUIRED THEM LESS THAN ONE YEAR AGO?

  Yes. As you know, the ESPP requires participants to hold all of the shares purchased through the ESPP for at least one year before they can be sold. We have decided, for purposes of the offer only, to waive the one-year sale restriction temporarily for ESPP Shares purchased through the ESPP as of the end of the purchase period that ended in December 1998. You may tender all of your ESPP Shares that you have purchased through the ESPP through that purchase period. Shares purchased through the ESPP after the purchase period that ended in December 1998, however, will remain subject to the one-year restriction, and cannot be tendered.

  Any of your ESPP Shares that are not purchased in the Offer to Purchase because of the proration process described below (or for any other reason) will be returned to your ESPP account. These Shares will not be eligible for sale until the one-year restriction period has been satisfied. Waiver of the one-year sale restriction applies only for the purpose of allowing you to participate in the offer. You may not otherwise sell ESPP Shares that you have not held for one year.

3. WILL ALL OF MY ESPP SHARES THAT I TENDER BE PURCHASED IN THE OFFER?

  Probably not. In the offer, we are offering to purchase a total of 24,365,891 Shares at $25.00 per Share. If more than 24,365,891 Shares are tendered, we will reduce on a pro rata basis the number of Shares we purchase from each person who tenders Shares. This means that we will not purchase all of the ESPP Shares you tender under these circumstances. If we reduce the number of ESPP Shares we purchase from you, we will purchase those ESPP Shares with the earliest purchase date first (that is, Shares that you have held in your ESPP account the longest). We currently do not know how many Shares will be tendered in the offer.

4. WHAT WILL HAPPEN TO MY SHARES IN THE ESPP IF THEY ARE NOT PURCHASED?

  If we do not purchase any of your ESPP Shares because of proration or otherwise, the ESPP Shares not purchased will be returned to the ESPP Agent to return to your ESPP account. These ESPP Shares will then have the same terms as they did before the offer (including the restriction on sale).

5. HOW WILL I KNOW IF MY SHARES IN THE ESPP HAVE BEEN PURCHASED AND WHEN WILL I BE PAID?

  After the offer expires, all tenders submitted in the offer will be tabulated. This may take up to seven business days. Soon thereafter, you will be advised of the number, if any, of your ESPP Shares that were purchased in the offer. You will receive a check for the purchase price (less applicable withholding taxes) promptly thereafter.

6. WILL I BE TAXED ON THE MONEY I RECEIVE?

  Yes. You should review the Offer to Purchase for detailed tax information and, if necessary, consult a tax advisor.

7. HOW DO I TENDER MY ESPP SHARES IN THE OFFER?

  The only way that you can tender ESPP Shares in the offer is by completing the Tender Instruction Form for Shares in the Building One Services Corporation's 1997 Employee Stock Purchase Plan on blue paper, signing the form, and returning it to American Stock Transfer & Trust Company, the ESPP Agent, at the address indicated on the form. The ESPP Agent will complete a Letter of Transmittal for these ESPP Shares to be tendered in the offer. The Tender Instruction Form for Shares in Building One Services Corporation's 1997 Employee Stock Purchase Plan must be received by the ESPP Agent before 5:00 p.m., New York City time, on March 22, 1999 in order to allow the ESPP Agent sufficient time to tender on your behalf.

  On this form, you may direct the ESPP Agent to tender either a specific number, or all, of your ESPP Shares, if you desire us to purchase them in the offer.

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  Pursuant to this authority, the ESPP Agent will complete a Letter of
Transmittal with respect to the ESPP Shares you direct the ESPP Agent to tender on your behalf. Because the terms and conditions of the Letter of Transmittal will govern the tender of your ESPP Shares, you should read the Letter of Transmittal carefully. However, the Letter of Transmittal should not be completed and returned to the ESPP Agent or Harris Trust Company of New York for tendering ESPP Shares.

  Please return your instructions PROMPTLY, recognizing the slow delivery time inherent in the United States mail today. If you use the United States mail, we recommend using registered mail, return receipt requested. You may hand deliver or mail your Tender Instruction Form for Shares in Building One Services Corporation 1997 Employee Stock Purchase Plan to the ESPP Agent in the preaddressed envelope that has been provided for your reply or send it by an alternate, faster means (such as overnight courier). Please remember that in all events the materials must be received by the ESPP Agent before 5:00 p.m. New York City time, on March 22, 1999.

  Do not deliver your instructions to your Human Resources Department or to your Benefits Administrator or to the company.

8. WHAT IF I HOLD OTHER SHARES OF BUILDING ONE SERVICES CORPORATION COMMON STOCK IN ADDITION TO MY ESPP SHARES?

  If you have Shares other than ESPP Shares in your possession (or at a brokerage firm), you may tender the other Shares as well. In this case, you may receive two or more sets of offer materials. You should be careful to follow the separate directions that apply to Shares and ESPP Shares. In the event we must reduce the number of Shares that we purchase from each stockholder, we will purchase the same percentage of the Shares and the ESPP Shares that you tender.

9. CAN I CHANGE MY MIND AND WITHDRAW ESPP SHARES THAT I DIRECTED TO BE
   TENDERED?

  Yes, but only if you perform the following steps:
  .  You must send a signed notice of withdrawal to the ESPP Agent.

  . The notice of withdrawal must be in writing. You may fax your notice of withdrawal to the ESPP Agent at 718/234-5001.

  . The notice of withdrawal must state your name, social security number and the amount of ESPP Shares that you wish to withdraw from the Offer.

  . The notice of withdrawal must be received by the ESPP Agent before 5:00 p.m., New York City time on March 22, 1999.

  The withdrawal procedures are described in greater detail in the Tender Instruction Form for Shares in Building One Services Corporation's 1997 Employee Stock Purchase Plan. You must follow these instructions carefully.

  You are entitled to resubmit tender materials after withdrawal, provided that the resubmitted materials are completed properly and delivered on time in accordance with the instructions applicable to the original submission.

10. WHAT DO I DO IF I HAVE ANY QUESTIONS ABOUT THE TENDER OFFER?

  If you have questions about the operation of the offer or need help in properly responding to the offer, you may call the ESPP Agent at 800/278-4353.

                                     ******

  This memorandum is intended to help you understand the offer and how ESPP Shares will be handled in the offer. The Offer to Purchase and Letter of Transmittal contain the legal terms of the offer and are controlling. We urge you to carefully read these documents, which explain our offer in detail.

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               FOR HOLDERS OF EMPLOYEE STOCK PURCHASE PLAN SHARES

                            TENDER INSTRUCTION FORM
                                 FOR SHARES IN
                    BUILDING ONE SERVICES CORPORATION'S 1997
                          EMPLOYEE STOCK PURCHASE PLAN

(NOTE: Before completing this Tender Instruction Form, you should read the Offer to Purchase and the related Letter of Transmittal, the attached memorandum from Building One Services Corporation, and the letter from American Stock Transfer & Trust Company (the "ESPP Agent"), the agent for the Building One Services Corporation's 1997 Employee Stock Purchase Plan ("ESPP"). THIS FORM SHOULD BE USED ONLY BY EMPLOYEES WHO HAVE SHARES IN THE ESPP WHO DESIRE TO TENDER SOME OR ALL OF SUCH SHARES TO THE COMPANY.)

THIS TENDER INSTRUCTION FORM MUST BE RECEIVED BY AMERICAN STOCK TRANSFER & TRUST COMPANY BEFORE 5:00 P.M., NEW YORK CITY TIME, ON MARCH 22, 1999. YOU MUST SIGN AND COMPLETE THIS FORM FOR YOUR DIRECTION TO BE VALID.


                  To: American Stock Transfer & Trust Company
  Agent for the Building One Services Corporation Employee Stock Purchase Plan

                      By Mail, Overnight Delivery or Hand:
                           40 Wall Street, 46th Floor
                               New York, NY 10005
                      Attention: Reorganization Department
                            Telephone: 718/921-8200
                            Facsimile: 718/234-5001

NOTE: Delivery of this instrument to an address other than as set forth above will not constitute a valid delivery.

 Name(s) and Address(es) of ESPP Participant (Please fill in, if blank, exactly as name(s) appear(s) on ESPP Account Statement, including ESPP Account Number)

--------------------------------------------------------------------------------


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  I am a participant in the ESPP who has Shares in such plan ("ESPP Shares")
and, as such, I have received a copy of the Offer to Purchase dated February 19, 1999 (the "Offer to Purchase") and the related Letter of Transmittal relating to the offer by Building One Services Corporation (the "Company") to purchase 24,365,891 shares of its common stock ("Shares"), at a price of $25.00 per Share (the "Purchase Price").

  I hereby acknowledge my desire to tender to the Company at the Purchase Price certain Shares as described herein upon the terms and subject to the conditions set forth in the Offer to Purchase, Letter of Transmittal and this Tender Instruction Form.

  This notice instructs you to tender, at the Purchase Price, the following number of Shares I own in the ESPP:

  [_]  (insert number) ESPP Shares

  [_]  All of my ESPP Shares eligible for tender

  Instructions: Check one of the boxes. If the first box is checked, insert the number of your ESPP Shares that you desire to be tendered on your behalf. If neither box is checked and the form is otherwise properly completed, signed and returned to American Stock Transfer & Trust Company (the "ESPP Agent"), all of your ESPP Shares eligible for tender will be tendered.

  ESPP Shares tendered pursuant to the offer may be withdrawn at any time prior to 5:00 p.m., New York City time, on March 22, 1999. After that, ESPP Shares tendered pursuant to the offer may be withdrawn if they have not been accepted for purchase by the Company as provided in the Offer to Purchase by 12:00 Midnight, New York City time, on April 16, 1999. An owner of ESPP Shares must submit a written, telegraphic or facsimile transmission notice of withdrawal so that it is received by the ESPP Agent at the address indicated above no later than 5:00 p.m., New York City time, on March 22, 1999. Any such notice of withdrawal must specify the name and social security number of the owner who tendered the ESPP Shares to be withdrawn and the number of ESPP Shares to be withdrawn. All questions as to the form and validity (including time of receipt) of notices of withdrawal will be determined by the Company, in its sole discretion, which determination shall be final and binding. None of the Company, American Stock Transfer & Trust Company, Harris Trust Company of New York, MacKenzie Partners, Inc. or any other person shall be obligated to give any notice of any defects or irregularities in any notice of withdrawal and none of them shall incur any liability for failure to give any such notice. Any ESPP Shares properly withdrawn will thereafter be deemed not tendered for purposes of the offer. However, withdrawn ESPP Shares may be retendered by 5:00 p.m., New York City time on March 22, 1999 by again following the procedures for properly tendering ESPP Shares.

  Neither the Company nor its Board of Directors makes any recommendation as to whether to tender or refrain from tendering any ESPP Shares.

  This Tender Instruction Form must be received by the ESPP Agent before 5:00 p.m., New York City time, on March 22, 1999 in order to allow the ESPP Agent sufficient time to tender on your behalf. You must sign and complete this form for your direction to be valid.

  Any tendering stockholder or other payee (other than a non-United States stockholder) who fails to complete fully and sign the Substitute Form W-9 included below in the Letter of Transmittal may be subject to United States federal income tax backup withholding equal to 31% of the gross proceeds paid to such stockholder or other payee pursuant to the offer. The Depositary, Harris Trust Company of New York, will withhold 30% of the gross proceeds paid to non-United States stockholders unless it determines that a reduced rate of withholding is available pursuant to a tax treaty or that an exemption from withholding is available. As a result, non-United States stockholders will not be subject to United States federal income tax backup withholding. See Instruction 12 to the Letter of Transmittal.

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                                   Sign Here
                  (Please Complete Substitute Form W-9 Below)

 .............................................................................
 .............................................................................
                            Signature(s) of Owner(s)

 Name(s) .....................................................................
                                 (Please Print)

 .............................................................................

 Capacity (full title) .......................................................

 Address (if different from that shown on the cover page) ....................

 .............................................................................

 .............................................................................
                                                                    (Zip Code)

 Daytime Telephone Number: ...................................................

 Dated: ......................................................................

 Must be signed by participant(s) exactly as name(s) appear(s) on the ESPP account of the participant(s). If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth full title and provide proper evidence to ESPP Agent satisfactory to the Company of authority to sign.)


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                             NOTICE TO PARTICIPANTS
                IN THE BUILDING ONE SERVICES CORPORATION'S 1997
                          EMPLOYEE STOCK PURCHASE PLAN
                           OFFER TO PURCHASE FOR CASH
                                       BY
                       BUILDING ONE SERVICES CORPORATION
                     24,365,891 SHARES OF ITS COMMON STOCK
                                       AT
                                $25.00 PER SHARE

                                                               February 19, 1999

To Participants in the Building One Services Corporation's 1997 Employee Stock Purchase Plan (the "ESPP"):

  Pursuant to the Offer to Purchase dated February 19, 1999, and the related Letter of Transmittal, Building One Services Corporation, (the "Company"), is offering to purchase 24,365,891 shares of its common stock ("Shares") at $25.00 per Share.

  American Stock Transfer & Trust Company (the "ESPP Agent") is the holder of record of Shares held for your account in the ESPP. A tender of your Shares in the ESPP ("ESPP Shares") can only be made by us, as your agent, pursuant to your instructions.

  IF YOU WISH TO PARTICIPATE IN THIS OFFER BY TENDERING ESPP SHARES, YOU MUST NOTIFY THE ESPP AGENT BY COMPLETING THE "TENDER INSTRUCTION FORM FOR SHARES IN THE BUILDING ONE SERVICES CORPORATION'S 1997 EMPLOYEE STOCK PURCHASE PLAN" ON BLUE PAPER, SIGNING THE FORM, AND RETURNING IT TO US AT THE ADDRESS INDICATED ON THE FORM BEFORE 5:00 P.M., NEW YORK CITY TIME, ON MARCH 22, 1999 IN ORDER TO ALLOW US SUFFICIENT TIME TO TENDER ON YOUR BEHALF. If you wish to tender all or any amount of your ESPP Shares please instruct us by the deadline. If you do not respond to this notice, none of your ESPP Shares will be tendered.

  Solely for the purpose of allowing participants in the ESPP to participate in the Offer, the one-year restriction on sales of ESPP Shares acquired through the end of the purchase period that ended December 31, 1998 has been temporarily waived. Shares purchased through the ESPP after such date are not eligible for the offer. Any ESPP Shares that have not satisfied the one-year sale restriction and are not purchased in the offer will not be eligible for sale until the one-year period has been satisfied.

  If the number of ESPP Shares purchased by the Company from each participant in the ESPP who tenders ESPP Shares in the offer must be reduced on a pro rata basis, as described in Section 1 of the Offer to Purchase, the Company will accept first the ESPP Shares that have been held in your ESPP account the longest.

  Cash received from any ESPP Shares tendered and accepted for payment by the Company will be distributed to participants by check (less applicable federal withholding taxes). Any ESPP Shares tendered but not accepted by the Company will remain in your account.

  If you are unsure how many Shares you have in your ESPP account that are eligible to be tendered in the offer, you may contact our Customer Service Unit at 800/278-4353 before 5:00 p.m., New York City time, on

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March 22, 1999. Our operators are available to take your call Monday through
Friday between the hours of 9:00 a.m. and 5:00 p.m., New York City time.

  Your attention is invited to the following:

  1. The tender price is $25.00 per Share, net to you in cash (less applicable federal withholding taxes).

  2. The withdrawal deadline for ESPP Shares is on March 22, 1999, at 5:00 p.m., New York City time, unless the Company extends the Offer.

  3. The Offer is not conditioned upon a minimum of 24,365,891 Shares being tendered. However, the Offer is subject to the receipt of financing on acceptable terms and certain other conditions. You should refer to
     Section 6 of the Offer to Purchase.

  4. Any stock transfer taxes applicable to the sale of ESPP Shares to the Company pursuant to the Offer will be paid by the Company, except as described in the Letter of Transmittal.

  The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares in any jurisdiction in which the making of the offer or acceptance thereof would not be in compliance with the laws of such jurisdiction.

  YOUR INSTRUCTIONS TO US ON THE ATTACHED TENDER INSTRUCTION FORM FOR SHARES IN THE BUILDING ONE SERVICES CORPORATION'S 1997 EMPLOYEE STOCK PURCHASE PLAN MUST BE FORWARDED TO US PROMPTLY IN ORDER TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF IN ACCORDANCE WITH THE PROVISIONS OF THE OFFER TO PURCHASE AND LETTER OF TRANSMITTAL.

                                        Very truly yours,

                                        American Stock Transfer & Trust Company
                                        Agent, Building One Services
                                        Corporation
                                        Employee Stock Purchase Plan

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